[Community Federal Savings and Loan Association of Little Falls Letterhead]





                          IMMEDIATE ATTENTION REQUIRED


                                                                April 13, 1998

                    RE: DIRECTION CONCERNING TENDER OF SHARES



DEAR MANAGEMENT STOCK BONUS PLAN PARTICIPANT:

     Enclosed are materials that require your immediate attention. They describe matters directly affecting your participant account in the Community Federal Savings and Loan Association of Little Falls Management Stock Bonus Plan (the "Plan"). Read all the materials carefully. You will need to complete the enclosed Direction Form and return it in the postage paid envelope provided. THE DEADLINE FOR RECEIPT OF YOUR COMPLETED DIRECTION FORM IS 5:00 P.M., EASTERN TIME, FRIDAY, MAY 8, 1998 (UNLESS EXTENDED). YOU SHOULD COMPLETE THE FORM AND RETURN IT EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TRANSACTION DESCRIBED IN THE MATERIALS.

        The remainder of this letter summarizes the transaction and your rights and alternatives under the Plan, but you also should review the more detailed explanation provided in the other materials.


BACKGROUND

     Mississippi View Holding Company (the "Company"), the parent corporation of Community Federal Savings and Loan Association of Little Falls has made a tender offer (the "Offer") to purchase up to 222,000 shares of its common stock. The objectives of the purchase, and financial and other information relating to the offer, are described in detail in the enclosed Offer to Purchase, which is being provided to all shareholders of the Company.

          As a participant in the Plan, you are directly affected, because the Company's Offer to Purchase extends to the approximately 28,629 shares of the Company's stock currently held by the Plan. Only the Trustee of the Plan can tender the shares of common stock held by the Plan. However, as a Plan participant, you may direct the Trustee whether or not to tender the shares that are allocated to your Plan Account. If you elect to have the Trustee tender these shares, you also are entitled to specify the price or prices at which they should be tendered. Please note however, whether or not you elect to tender Shares, upon vesting of awards under the Plan, you will receive common stock, not cash.

     To assure the confidentiality of your decision, the Company has retained MacKenzie Partners, Inc. to tabulate the directions of Plan participants. You will note from the enclosed envelope that your Direction Form is to be returned to MacKenzie Partners, Inc. The Trustee will decide whether to tender or hold shares of the Plan that currently have not been allocated to participants' Plan Accounts. The Trustee will also decide the disposition of shares that are allocated to Accounts of participants who fail to return a timely or properly completed Direction Form. The Trustee will determine whether the implementation of any participant directions or adherence to any Plan provisions would be contrary to its fiduciary duties in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As the fiduciary to the Plan, the Trustee will make the final determination as to whether participants' directions will be followed taking into account the Plan's purpose and the interest of all participants. Although it is not anticipated that any participant direction will violate ERISA, such that the direction would have to be reversed or disregarded, the United States Department of Labor requires that the Trustee, as the fiduciary for Plan participants, retain this discretion.


HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the Offer will work as follows with respect to Plan participants.

          - The Company has offered to purchase up to 222,000 shares of its common stock at a price between $19.50 and $21.50 per share.

          - If you want any of the shares that are allocated to your Plan Account sold, you need to direct that they be offered (or "tendered") for sale.

          - You also need to specify the price at which you want the shares tendered. That price must be between the two limits above.

          - After the deadline for the tender of shares by all shareholders, including the Plan, Registrar and Transfer Company will tabulate all tenders, and the Company will determine the price, between the two limits, that it will pay for shares validly tendered pursuant to the Offer (the "Purchase Price").

          - If you tender any shares at a price in excess of the Purchase Price as finally determined, those shares will not be purchased by the Company, and they will remain allocated to your Plan Account.

     The Trustee may override any direction that it determines is contrary to its fiduciary duties under ERISA, as previously described. In particular, the Company will be prohibited from purchasing shares from the Plan if the Purchase Price, as finally determined, is less than the fair market price of the shares on the date the shares are accepted for purchase. Finally, the Company will prorate the number of shares purchased from shareholders if there is an excess of shares tendered over the exact number desired at the Purchase Price as ultimately determined.


PROCEDURE FOR DIRECTING TRUSTEE

     A Direction Form for making your direction is enclosed. You must complete this form and return it in the included envelope in time to be received no later than 5:00 p.m., Eastern time, on Friday, May 8, 1998 (unless the Offer is extended or amended). If your form is not received by this deadline, or if it is not fully and properly completed, the shares in your Plan Account will be tendered or held as decided by the Trustee.


     To properly complete your Direction Form, you must do the following:


          (1) On the face of the form, check Box 1 or 2. CHECK ONLY ONE BOX. Make your decision which box to check as follows:

          - CHECK BOX 1 if you do not want the shares presently allocated to your Plan Account tendered for sale at any price and simply want the Trustee to continue holding such shares allocated to your Account.

          - CHECK BOX 2 in all other cases and complete lines A to E of the table immediately below Box 2. (You should not complete the table if you checked Box 1). Use lines A, B and C to specify the number of shares that you want to tender at each price indicated. Typically, you would elect to have all of your shares tendered at a single price; however, the form gives you the option of splitting your shares among several prices. You must state the number of shares to be sold at each indicated price by filling in the number of shares in the box immediately below the price.

             After you have specified your tender price or prices, you should total the number of shares in each row A, B and C and insert the total of each line in the box provided at the end of that line. Specify the number of shares, if any, that you do not want tendered, but wish the Trustee to hold, in the single box on line D.

             Finally, total the shares in the end boxes of rows A to D and insert the total in the box on line E. The total in this box must equal the number of shares allocated to your Plan Account as shown on the address label on the reverse side of the Direction Form.

       (2) Turn the Direction Form over, and date and sign it in the spaces provided.

       (3) Return the Direction Form in the included postage prepaid envelope no later than 5:00 p.m., Eastern time, on Friday, May 8, 1998 (unless this deadline is extended). Be sure to return the form even if you decide not to have the Trustee tender any shares.


     Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., Eastern time, on Friday, May 8, 1998 (unless the Offer is extended or amended). To be effective, a notice of withdrawal of your direction must be in writing and must be received by MacKenzie Partners, Inc. at the following address:


              MacKenzie Partners, Inc.
              156 Fifth Avenue
              New York, New York  10010

              Facsimile Transmission (212) 929-0308


Your notice of withdrawal must include your name, address, Social Security number, and the number of shares allocated to your Plan Account. Upon receipt of your notice of withdrawal by MacKenzie Partners, Inc., your previous direction will be deemed canceled. You may direct the re-tendering of any shares in your Account by repeating the previous instructions for directing the tendering set forth in this letter.


INVESTMENT OF TENDER PROCEEDS

     For any Plan shares that are tendered and purchased by the Company, the Company will pay cash to the Plan. The Trustee then will determine whether to reinvest in shares of the Company's stock or in alternative investments, being guided by the Plan's terms and the trust agreement, and subject to the limitations of ERISA. It is currently anticipated that the Trustee will use any cash proceeds to repurchase shares of Company common stock. Please be advised that directing the Trustee to tender shares will not affect the number of shares previously allocated to you or the vesting schedule of such shares. Any cash proceeds received from the tender of shares by the Plan will be retained by the trust, and not allocated to the accounts of participants.

NO RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MAKING OF THE OFFER. HOWEVER, NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, THE TRUSTEE, OR ANY OTHER PARTY MAKES ANY RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO TENDER SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM TENDERING SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER ALL, A PORTION OR NO SHARES AND AT WHAT PRICE, IF ANY.


CONFIDENTIALITY

     AS MENTIONED ABOVE, MACKENZIE PARTNERS, INC. HAS BEEN RETAINED TO HELP ASSURE THE CONFIDENTIALITY OF YOUR DECISION AS A PLAN PARTICIPANT. YOUR DECISION WILL NOT BE DISCLOSED TO ANY DIRECTORS, OFFICERS, OR EMPLOYEES OF MISSISSIPPI VIEW HOLDING COMPANY OR COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION OF LITTLE FALLS.

FURTHER INFORMATION

     Although MacKenzie Partners, Inc. also has no recommendation and cannot advise you what to do, its representatives are prepared to answer any question that you may have on the procedures involved in the Dutch Auction and your direction. MacKenzie Partners, Inc. can also help you complete your Direction Form.



     For this purpose, you may contact MacKenzie Partners, Inc. at the following toll-free number:


                                            MacKenzie Partners, Inc.
                                            (800) 322-2885



     Please consider this letter and the enclosed materials carefully and then return your Direction Form promptly.


                                            Sincerely,




                                            Trustees for the Community Federal
                                             Savings and
                                             Loan Association of Little Falls
                                             Management Stock Bonus Plan

         COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION OF LITTLE FALLS
                           MANAGEMENT STOCK BONUS PLAN

                                 DIRECTION FORM

               BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY
                       THE ACCOMPANYING OFFER TO PURCHASE

           See the Address Label on Reverse Side of This Form for the
                 Number of Shares Allocated to Your Plan Account

     In accordance with the Mississippi View Holding Company (the "Company") Offer to Purchase dated April 13, 1998, a copy of which I have received and read, I hereby direct the Plan's Trustee as follows (check only one box):

|_|     1.    To refrain from tendering and to hold all shares allocated to my
              Account.

|_| 2. To tender shares allocated to my Account at the price or prices indicated below, except for any shares to be held as indicated on line D below:

-----------------------------------------------------------------------------------------------------------------------------------
         Price      $19.500      $19.625     $19.750    $19.875   $20.000     $20.125     $20.250       $20.375        Total
-----------------------------------------------------------------------------------------------------------------------------------
A        Number
           Of
         Shares
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
         Price      $20.500      $20.625     $20.750    $20.875   $21.000     $21.125     $21.250       $21.375        Total
-----------------------------------------------------------------------------------------------------------------------------------
B        Number
           Of
         Shares
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
         Price      $21.500                                                                                            Total
-----------------------------------------------------------------------------------------------------------------------------------
C        Number
           Of
         Shares
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Total
-----------------------------------------------------------------------------------------------------------------------------------
D        Shares
          To Be
          Held
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                                       Total
-----------------------------------------------------------------------------------------------------------------------------------
E         Total
          Shares
-----------------------------------------------------------------------------------------------------------------------------------

     Total the number of shares in each of rows A, B and C and insert that total in the box at the end of each row. Show shares to be held in the box at the end of row D. Total the numbers in the end boxes of rows A to D and insert that total number in the end box of row E. The total in the box of row E must equal the number of shares allocated to your Account as shown on the address label on the reverse side of this form.

                                  INSTRUCTIONS

     Carefully complete the face portion of this Direction Form. Then insert today's date and sign your name in the spaces provided below. Enclose the form in the included postage prepaid envelope and mail it promptly. Your Direction Form must be received no later than 5:00 p.m., Eastern time, on Friday, May 8, 1998. Direction Forms that are not fully or properly completed, dated and signed, or that are received after the deadline, will not be processed, and the shares allocated to your Account will be held or tendered, and if tendered, at a price, as determined by the Trustee. Note that the Trustee also has the right to disregard any direction that it determines cannot be implemented without violation of applicable law.

     Neither the Company, its Board of Directors, the Trustee, nor any other party makes any recommendation to participants as to whether to tender shares, the price at which to tender, or to refrain from tendering shares. Each participant must make his or her own decision on these matters.



Date: __________, 1998                             ____________________________
                                                   Your Signature